UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2008

ICOP DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-32560	84-1493152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16801 W. 116th Street Lenexa, Kansas		66219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 913-338-5550

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On August 20, 2008, ICOP Digital, Inc. (“ICOP”) received notice from Equity Bank (the Bank) that ICOP’s line of credit in the maximum principal amount of $3,500,000 has been declared in default by the Bank. The Bank advised ICOP that it took this action because of what the Bank believed was a material adverse change in ICOP’s financial condition and ICOP’s impending breach of the $7,500,000 net worth covenant in the loan agreement, based upon our projections to the Bank. ICOP’s net worth has declined by over 25% since January 2008. The Bank declared the line of credit in default under the “general insecurity” clause of the loan agreement and our anticipated breach of the net worth financial covenant. ICOP has until October 20, 2008 to refinance or pay off its outstanding balance on the line of credit, which was $1,425,000 on August 20, 2008.

The Bank has advised ICOP that it will make no further advances under the line of credit during the time period in which ICOP is required to pay off the loan.

ICOP has a $600,000 certificate of deposit at the Bank. ICOP has agreed to grant the Bank a security interest in the CD through the earlier of October 20, 2008 or until the outstanding balance is paid in full.

ICOP is actively seeking an alternative lender to refinance the line of credit. Although ICOP believes we will be able to refinance the line of credit by the October 20, 2008 due date, there can be no assurance ICOP will be successful. Based on our analysis, we believe our available cash on hand and cash flow from operations will allow us to operate through October 20, 2008 without additional advances from the line of credit. However, there can be no assurance these sources of capital will be sufficient until we are able to enter into alternative financing arrangements.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results or financial condition due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, the performance or reliability of our products, and our ability to obtain acceptable alternative lending arrangements by the October 20, 2008 due date. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOP DIGITAL, INC.

August 26, 2008	By:	/s/ David C. Owen
Name: David C. Owen
Title: Chief Executive Officer